Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

2 W. Washington Street Suite 400 Greenville, SC 29601 T:(864) 373-2300 F:(864) 373-2925 nelsonmullins.com

September 10, 2025

First Community Corporation

5455 Sunset Boulevard

Lexington, South Carolina 29072

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Community Corporation, a South Carolina corporation (“First Community”), in connection with certain matters arising under South Carolina law relating to the Registration Statement on Form S-4 (the “Registration Statement”) filed by First Community with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the registration of 1,733,434 shares (the “Common Shares”) of First Community’s common stock, par value $1.00 per share, which may be issued in connection with the Agreement and Plan of Merger, by and among First Community, First Community’s wholly owned subsidiary First Community Bank, a South Carolina state-chartered bank, and Signature Bank of Georgia, a Georgia state-chartered bank (“Signature Bank”) dated as of July 13, 2025 (the “Merger Agreement”). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the joint proxy statement of Signature Bank and First Community and the prospectus of First Community contained therein, (ii) the Merger Agreement, (iii) First Community’s Restated Articles of Incorporation, as amended (iv) First Community’s Amended and Restated Bylaws, (v) resolutions adopted by First Community’s board of directors, and (vi) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto, upon representations of officers of First Community and First Community Bank, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of First Community and First Community Bank and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

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First Community Corporation

Furthermore, in rendering this opinion, we have assumed that First Community, First Community Bank and Signature Bank will each comply with their respective covenants set forth in the Merger Agreement, the valid receipt of the First Community shareholder vote required under listing rules of The Nasdaq Stock Market to authorize the issuance of the Common Shares, the valid receipt of the Signature Bank shareholder vote required under Georgia law to adopt and approve the Merger Agreement, and the satisfaction of all closing conditions in the Merger Agreement. We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that when the Registration Statement has become effective under the Act, and the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

We are expressing no opinion as to any obligations that parties other than First Community may have under or in respect of the Commons Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the South Carolina Business Corporation Act (including the statutory provisions, all applicable provisions of the Constitution of South Carolina and reported judicial decisions interpreting those laws). We express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state, including the securities laws of the State of South Carolina.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the South Carolina Business Corporation Act be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP